Exhibit 99.1

NORTHSTAR ASSET MANAGEMENT GROUP

ANNOUNCES SECOND QUARTER 2015 RESULTS

Second Quarter 2015 Highlights

•                  Cash available for distribution (“CAD”) of $0.29 per share.

•                  Second quarter 2015 cash dividend of $0.10 per common share.

•                  Raised $771 million of capital in the non-traded companies year-to-date 2015, including $317 million in the second quarter.

•                  Total assets of managed companies as of June 30, 2015 of approximately $24.7 billion, including investments under contract or acquired subsequent to the second quarter 2015.

NEW YORK, NY, August 6, 2015 - NorthStar Asset Management Group Inc. (NYSE: NSAM) today announced its results for the second quarter ended June 30, 2015.

Second Quarter 2015 Results

NSAM reported CAD for the second quarter 2015 of $57.5 million, or $0.29 per share. Net income to common stockholders for the second quarter 2015 was $38.0 million, or $0.19 per diluted share.

For more information and a reconciliation of CAD to net income (loss) to common stockholders, please refer to the tables on the following pages.

David T. Hamamoto, Executive Chairman, commented, “NSAM completed its first full year as a stand-alone public company with another strong quarter that reflects sustained growth in core profitability and solid momentum in our underlying businesses. NSAM’s unique attributes effectively provide for permanent and continuous net inflows, which sets the stage for powerful and continuous earnings growth.”

Mr. Hamamoto continued, “Turning to our retail business, our capital raising continues to be strong, with momentum expected to significantly pick up towards the end of 2015.  We are excited about our new product offerings, including our $3 billion closed-end fund, NorthStar Global Corporate Income Fund, co-sponsored with Och-Ziff that recently filed its initial registration statement with the SEC, and are also pleased to announce that we anticipate filing in the next couple of months an initial registration statement for a new $3 billion closed-end commercial real estate loan fund. Our product pipeline, including capital still to be raised at existing vehicles, will soon stand at approximately $10 billion and we look forward to sharing our potential ideas in the coming months on how we may significantly accelerate our capital raising for these vehicles.”

Al Tylis, Chief Executive Officer, commented, “NorthStar Asset Management Group has the potential to grow into one of the great global asset management firms with an extraordinarily durable, one-of-a-kind revenue model.  In terms of our buyback program, while our effective ability to repurchase stock in the second quarter was limited to the last couple days of June, we believe allocating our capital to repurchase NSAM stock is compelling at current levels.  Given potential timing and other limitations on executing substantial open market purchases of our stock, such as self-imposed blackout periods for potential NSAM acquisitions, we are exploring other alternatives to enhance and leverage our buyback strategy. We are exceedingly optimistic about NSAM and our prospects for creating substantial shareholder value.”

NSAM Managed Companies Results

NorthStar Realty (NYSE: NRF)

•                  Base asset management fee of $48.2 million earned during the second quarter 2015.

•                  Incentive fee of $3.5 million earned during the second quarter 2015.

Annual Base Management Fee Calculation:

$in millions

Annual Base Management Fee as of June 30, 2015	$195.9
August 4, 2015 Annual Base Management Fee	195.9

Remaining 14.25 million shares pursuant to the Forward Sale Agreement	3.7
Remaining exchangeable note conversion shares	0.6
Pro forma Annual Base Management Fee	$200.2

Non-Traded Companies

•                  Total aggregate asset management and other fees of $38.6 million earned during the second quarter 2015.

•                  Cash available for investment of $328 million as of June 30, 2015.

•                  Total capital raised during the second quarter 2015 of $317 million.

•                  Griffin-American Healthcare REIT III, Inc. (“GAHR III”), a healthcare focused non-traded REIT co-sponsored by American Healthcare Investors, LLC (“AHI”), of which NSAM has a 43% interest, has completed its offering and raised $1.9 billion of total capital.

•                  Cash available for investment of over $700 million as of June 30, 2015.

Non-Traded Company Summary Financial Information:

(amounts in millions)

	NorthStar Income	NorthStar Healthcare	NorthStar Income II	Total

Capital Raising Status	Completed July 2013	Completed Initial Offering in January 2015, Follow-On Offering Declared Effective in February 2015	Active

Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt

Offering Size	$1.1 billion(1)	$1.8 billion(1)	$1.65 billion(1)	$4.55 billion

Capital Raised

Q2 2015	$11.0	$141.9	$164.4	$317.3
Year-to-date through 8-4-15	29.0	350.0	391.7	770.7
Inception-to-date through 8-4-15	1,225.4	1,326.5	699.6	3,251.5

Investments(2)

During Q2 2015	$—	$1,019.5	$455.9	$1,475.4
As of 6-30-15	2,032.1	2,117.3	1,042.7	5,192.1
Cash as of 6-30-15	40.3	215.0	72.8	328.1

Fees earned during the second quarter

Asset management fees	$6.0	$3.7	$2.0	$11.7
Acquisition fees	—	22.2	4.5	26.7
Disposition fees	0.2	—	—	0.2
Total fees	$6.2	$25.9	$6.5	$38.6

(1) Represents amounts of shares registered to offer pursuant to each company’s public offering and includes the follow-on public offering for NorthStar Healthcare.

(2) Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds.

NorthStar Realty Securities, Broker Dealer

•                  Net selling commissions of $2.0 million earned during the second quarter 2015.

New Products

•                  In February 2015, the registration statement on Form S-11 related to the $2 billion initial public offering by NorthStar/RXR New York Metro, a non-traded REIT focused on commercial real estate in the New York tri-state area and co-sponsored by NSAM and RXR Realty LLC, was declared effective by the SEC. This information does not constitute an offer of any securities for sale.

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $1 billion non-traded business development company, NorthStar Corporate Income, Inc., which confidentially submitted a registration statement on Form S-11 to the SEC. This information does not constitute an offer of any securities for sale.

•                  NSAM and Och-Ziff Capital Management Group, LLC are co-sponsoring a $3 billion closed-end fund, NorthStar Global Corporate Income Fund, which in July 2015 filed with the SEC its initial registration statement on Form N-2 and will target corporate debt investments across a variety of industries throughout the world. This information does not constitute an offer of any securities for sale.

•                  NSAM expects to file an initial registration statement with the SEC for a new $3 billion closed-end commercial real estate loan fund in the next several months. This information does not constitute an offer of any securities for sale.

Liquidity, Financing and Capital Markets Highlights

•                  As of August 4, 2015, unrestricted cash was approximately $137 million.

Stockholders’ Equity

In June 2015, NSAM repurchased approximately $5 million of its common stock. As of August 4, 2015, NSAM had 195.9 million total common shares, LTIP units and certain RSUs not subject to market based performance hurdles, outstanding.

In April 2015, the Board of Directors of NSAM authorized the repurchase of up to $400 million shares of its outstanding common stock. The repurchases will occur from time to time in the open market and/or in privately negotiated transactions as market conditions permit. The authorization will expire in April 2016, unless otherwise extended by NSAM’s Board of Directors.

Earnings Conference Call

NSAM will host a conference call to discuss second quarter 2015 financial results on August 6, 2015, at 10:00 a.m. Eastern time.  Hosting the call will be David Hamamoto, Executive Chairman; Albert Tylis, Chief Executive Officer; Daniel Gilbert, Chief Investment and Operating Officer; and Debra Hess, Chief Financial Officer.

The call will be webcast live over the Internet from NSAM’s website, www.nsamgroup.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 877-876-9176, or for international callers, by dialing 785-424-1667, and using passcode 5135858.

A replay of the call will be available two hours after the call through Wednesday, August 12, 2015 by dialing 888-203-1112 or, for international callers, 719-457-0820, using pass code 5135858.

About NorthStar Asset Management Group

NorthStar Asset Management Group Inc. (NYSE: NSAM) is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. For more information about NorthStar Asset Management Group Inc., please visit www.nsamgroup.com.

NorthStar Asset Management Group Inc.

Consolidated Statements of Operations

($ in thousands, except per share and dividend data)

(Unaudited)

	Three Months Ended June 30, (1)		Six Months Ended June 30, (1)
	2015	2014	2015	2014

Revenues
Asset management and other fees, related parties(2)	$90,358	$13,110	$151,737	$21,779
Selling commissions and dealer manager fees, related parties	28,337	19,313	58,260	33,861
Other income	434	260	835	381
Total revenues	119,129	32,683	210,832	56,021

Expenses
Commission expense	26,338	18,138	54,034	31,698
Transaction costs	73	21,926	375	24,476
Other expense	642	26	1,353	56

General and administrative expenses
Salaries and related expense	17,705	4,394	29,850	12,324
Equity-based compensation expense	15,002	8,045	28,620	13,745
Other general and administrative expenses	9,255	2,401	15,360	4,274
Total general and administrative expenses	41,962	14,840	73,830	30,343
Total expenses	69,015	54,930	129,592	86,573
Unrealized gain (loss) on foreign exchange	63	—	(285)	—
Income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense)	50,177	(22,247)	80,955	(30,552)
Equity in earnings (losses) of unconsolidated ventures	90	—	(781)	—
Income (loss) before income tax benefit (expense)	50,267	(22,247)	80,174	(30,552)
Income tax benefit (expense)	(12,055)	—	(19,992)	—
Net income (loss)	38,212	(22,247)	60,182	(30,552)
Net (income) loss attributable to non-controlling interests	(188)	—	(390)	—
Net income (loss) attributable to NorthStar Asset Management Group Inc. common stockholders	$38,024	$(22,247)	$59,792	$(30,552)

Earnings (loss) per share:
Basic	$0.19	$(0.12)	$0.30	$(0.16)
Diluted	$0.19	$(0.12)	$0.30	$(0.16)

Weighted average number of shares:
Basic	189,599,300	188,596,829	189,574,426	188,596,829
Diluted	194,472,434	188,596,829	193,357,126	188,596,829

Dividends declared per share of common stock	$0.10	N/A	$0.20	N/A

(1)         The consolidated financial statements for the three and six months ended June 30, 2015 represents the Company’s results of operations following the spin-off of NorthStar Realty’s historical asset management business on June 30, 2014.  The three and six months ended June 30, 2014 represents a carve out of revenues and expenses attributable to the Company related to NorthStar Realty’s historical asset management business.  As a result, results of operations for the three and six months ended June 30, 2015 may not be comparable to the Company’s results of operations reported for the prior periods presented.

(2)         NSAM began earning fees on July 1, 2014, in connection with the management agreement with NorthStar Realty.

NorthStar Asset Management Group Inc.

Consolidated Balance Sheets

($ in thousands)

	June 30, 2015 (unaudited)	December 31, 2014

Assets
Cash	$100,652	$109,199
Restricted cash	11,960	3,190
Receivables, related parties	90,141	77,626
Investments in unconsolidated ventures	90,720	54,480
Other assets	18,624	19,374
Total assets	$312,097	$263,869

Liabilities
Accounts payable and accrued expenses	$55,403	$49,116
Commission payable	5,367	12,164
Other liabilities	1,249	841
Total liabilities	62,019	62,121

Commitments and contingencies
Equity
Performance common stock, $0.01 par value, 500,000,000 shares authorized, 4,213,156 and 3,738,314 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	42	37
Preferred stock, $0.01 par value, 100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 193,610,410 and 192,947,856 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	1,936	1,930
Additional paid-in capital	298,102	276,874
Retained earnings (accumulated deficit)	(56,626)	(77,093)
Total NorthStar Asset Management Group Inc. stockholders’ equity	243,454	201,748
Non-controlling interests	6,624	—
Total equity	250,078	201,748
Total liabilities and equity	$312,097	$263,869

Non-GAAP Financial Measure

Included in this press release is Cash Available for Distribution, or CAD, a certain “non-GAAP financial measure”, which measures NSAM’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules.  NSAM believes this metric can be a useful measure of its performance which is further defined below.

Cash Available for Distribution (CAD)

We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability. In addition, the incentive fees to which we are entitled pursuant to our management agreement with NorthStar Realty are determined using NorthStar Realty’s CAD as a performance metric. We believe that CAD is useful because it adjusts net income (loss) for a variety of non-cash, one time and certain non-recurring items.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, non-controlling interest attributable to our operating partnership and the following items: equity-based compensation, depreciation related items, foreign currency gains (losses), straight-line rent, adjustments for joint ventures, deferred tax (benefit) expense related to timing differences that will not reverse in the current year and transaction and other costs. In future periods, such adjustments may include amortization of deferred financing costs, impairment on goodwill and other intangible assets and other one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.  These items, if applicable, include any adjustments for unconsolidated ventures. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders.

CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance.  In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

NSAM urges investors to carefully review the U.S. GAAP financial information included as part of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table presents a reconciliation of CAD to net income (loss) attributable to common stockholders for the three and six months ended June 30, 2015 (dollars in thousands):

Reconciliation of Cash Available for Distribution

(Amount in thousands except per share data)

	Three Months Ended	Six Months Ended
	June 30, 2015	June 30, 2015

Net income (loss) attributable to common stockholders	$38,024	$59,792
Non-controlling interest attributable to the Operating Partnership	188	390

Adjustments:
Equity-based compensation (1)	15,002	28,620
Deferred tax (benefit) expense	561	(733)
Adjustment related to joint ventures (2)	2,806	6,092
Other (3)	961	2,148

CAD	$57,542	$96,309

CAD per share (4)	$0.29	$0.49

(1)         Includes equity-based compensation expense related to grants of NorthStar Realty stock issued in years prior to July 1, 2014 that were split in connection with the spin-off of NSAM, one-time grants of NSAM stock issued in connection with the spin-off of NSAM and annual grants of NSAM stock to certain employees.

(2)         The three months ended June 30, 2015 includes $0.5 million of equity-based compensation expense and $2.3 million of depreciation and amortization expense related to an unconsolidated venture. The six months ended June 30, 2015 includes $1.6 million of equity-based compensation expense and $4.5 million of depreciation and amortization expense related to an unconsolidated venture.

(3)         The three months ended June 30, 2015 includes $0.4 million of depreciation and amortization expense, $0.3 million of straight-line rental expense, $0.3 million of one-time expenses and transaction costs and an immaterial amount foreign currency related adjustments. The six months ended June 30, 2015 includes $0.9 million of depreciation and amortization expense, $0.4 million of straight-line rental expense, $0.6 million of one-time expenses and transaction costs and $0.3 million of foreign currency related adjustments.

(4)         CAD per share does not take into account any potential dilution from certain restricted stock units and performance stock subject to market based performance metrics not currently achieved.

NorthStar Realty Management Contract Details:

Pro forma Annual Base Management Fee                                              $200.2 million

Plus: After August 4, 2015:

(a)         1.5% per annum of the sum of:

•                  cumulative net proceeds of all future common equity and preferred equity issued by NorthStar Realty, including any shares issued as part of a forward agreement such as the remaining $246 million of shares currently available under the NorthStar Realty forward contract;

•                  equity issued by NorthStar Realty in exchange or conversion of exchangeable notes based on the stock price at the date of issuance;

•                  any other issuances by NorthStar Realty of common equity, preferred equity or other forms of equity, including but not limited to LTIP units (excluding equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and

•                  cumulative CAD of NorthStar Realty in excess of cumulative distributions paid on common stock, LTIP units or other equity awards beginning the first full calendar quarter after completion of the spin-off.

(b)         the portion of distributable cash flow from NorthStar Realty’s equity interest related to the asset management business of RXR Realty LLC in excess of the $10 million minimum annual base amount.

(c)          The portion of distributable cash flow from NorthStar Realty’s equity interest in Aerium Group in excess of the $10 million minimum annual base amount.

Plus Incentive Fee:

NSAM is entitled to an incentive fee, calculated and payable quarterly in arrears in cash, equal to:

•                  the product of (a) 15% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, when such amount is in excess of $0.39 per share but less than $0.45 per share; plus

•                  the product of (a) 25% and (b) CAD of NorthStar Realty before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, when such amount is equal to or in excess of $0.45 per share;

•                  multiplied by the weighted average shares outstanding of NorthStar Realty for the calendar quarter.

In addition, NSAM will earn incentive fees from certain NorthStar Realty’s healthcare investments in connection with the long-term partnership, or the Healthcare Strategic Partnership, with James F. Flaherty III, the former Chairman and Chief Executive Officer of HCP, Inc., that was announced in January 2014.

Non-Traded Companies Management Contract Details (1) (2):

Registrant Effective
	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR New York Metro(3)
Asset Management and Other Fees:

Asset management fees	1.25% of gross assets	1.00% of gross assets	1.25% of gross assets	1.25% of gross assets

Acquisition fees	1.00% of investments	2.25% for real estate properties (1.00% of other investments)	1.00% of investments	2.25% for real estate properties (1.00% of other investments)

Disposition fees	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)	1.00% of sales price	2.00% for real estate properties (1.00% of sales price for debt investments)

Incentive fee	15% of net cash flows after an 8% return	15% of net cash flows after a 6.75% return (4)	15% of net cash flows after a 7% return	15% of net cash flows after a 6% return

Expense Reimbursement:

Operating costs	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.00% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)	Greater of 2.0% of its average invested assets or 25% of its net income (net of 1.25% asset management fee)

(1)         NorthStar Corporate Income, Inc. confidentially submitted its amended registration statement on Form N-2 to the SEC, seeking to raise up to $1.0 billion in a public offering of common stock and intends to operate as a public, non-traded business development company that will be co-sponsored by NSAM and Och-Ziff Capital Management Group, LLC. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(2)         NorthStar Global Corporate Income Fund filed its initial registration statement on Form N-2 with the SEC, seeking to raise up to $3.0 billion in a public offering of common stock for a closed-end fund that will be co-sponsored by NSAM and Och-Ziff Capital Management Group, LLC. Any asset management and other fees incurred by NorthStar Global Corporate Income Fund will be shared between NSAM and Och-Ziff, as co-sponsors. The public offering period is expected to commence upon its registration statement being declared effective by the SEC. This information does not constitute an offer of any securities for sale.

(3)         On February 9, 2015, the SEC declared effective NorthStar/RXR New York Metro’s registration statement on Form S-11 related to the initial public offering of up to $2.0 billion of its common stock. NorthStar/RXR New York Metro intends to operate as a public, non-traded REIT and is co-sponsored by NSAM and RXR Realty. Any asset management and other fees incurred by NorthStar/RXR New York Metro will be shared between NSAM and RXR Realty, as co-sponsors. This information does not constitute an offer of any securities for sale.

(4)         The Healthcare Strategic Partnership will be entitled to the incentive fees earned from managing NorthStar Healthcare, of which the Company will earn its proportionate interest.

Safe Harbor Statement

This press release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, adverse economic conditions and the impact of the commercial real estate industry on our managed companies; the ability to scale our platform; our ability to expand our operations internationally; our ability to manage assets outside of the commercial real estate industry; the performance of NorthStar Realty Finance Corp. (NorthStar Realty); the ability of our sponsored non-traded companies to raise capital, in the maximum offering amount or at all, and whether any such capital raising will pick up significant momentum towards the end of 2015, or at all; the timing and/or acceleration of and ability to raise capital through new offerings, follow-on offerings or new sponsored companies with RXR Realty, Och-Ziff Capital, including NorthStar Global Corporate Income Fund, and the anticipated $3.0 billion closed-end commercial real estate loan fund, or at all; NorthStar Realty’s ability to consummate the proposed European real estate business spin-off into NorthStar Realty Europe Corp. (NRE) on the terms proposed or at all, including our ability to enter into a management agreement with NRE; our ability to earn any additional base management fees or incentive fees through management of NorthStar Realty, non-traded companies, new sponsored companies, including NRE, or otherwise; the size and timing of offerings or capital raises by NorthStar Realty; the stability of our base management fees and the impact of the timing of any liquidity events for our non-traded companies; the diversity of our managed companies; our ability to source investment opportunities on behalf of our managed companies, both in the United States and internationally; our ability to realize the benefits of our long-term partnership with James F. Flaherty III, including the ability to source investment opportunities through the venture; our ability to realize the anticipated benefits of our investments in AHI and Island; our ability to realize any upside in NorthStar Realty’s partnerships with RXR Realty and Aerium; the scalability of NorthStar Realty’s investment platform, including its investments in private equity funds, healthcare real estate and commercial real estate loans; the diversification of NorthStar Realty’s portfolio; the anticipated strength and growth of our business, including expansion internationally, and our ability to sustain such growth; our ability to achieve powerful, continuous earnings growth and an extraordinarily durable, one-of-a-kind revenue model; our ability to complete any potential acquisitions; our ability to create substantial shareholder value; our liquidity and financial flexibility; our dividend yield; whether we repurchase any shares of our common stock and the terms of those repurchases, if any, including our ability to execute any repurchases through other alternatives and whether we will realize any benefits of such alternatives; our ability to realize the projections related to cash available for distribution and underlying assumptions; our effective tax rate; regulatory requirements with respect to our business and the related cost of compliance; the impact of any conflicts in advising our managed companies; competition for investment opportunities; the effectiveness of our portfolio management techniques and strategies; changes in domestic or international laws or regulations governing various aspects of our business and our managed companies, including the potential impact of rules recently proposed by the U.S. Department of Labor regarding fiduciary standards for brokers who are providing investment advice with respect to retirement plan assets and implementation of FINRA Rule 15-02 related to broker account statements; competition for qualified personnel and our ability to retain key personnel; and failure to maintain effective internal controls; and the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, under the heading “Risk Factors.”

The foregoing list of factors is not exhaustive. All forward looking statements included in this press release are based upon information available to us on the date hereof and we are under no duty to update any of the forward looking statements after the date of this report to conform these statements to actual results.

Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The factors set forth in the Risk Factors section and otherwise described in our filings with United States Securities and Exchange Commission could cause our actual results to differ significantly from those contained in any forward looking statement contained in this press release.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772